Exhibit T3E.4

MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

Offer to Exchange

New Senior Step-Up Notes due 2009
or
Series N-1 Preferred Stock
for any and all of the Outstanding
Senior Notes due 2007
and
Deliver Consent
Pursuant to the Offering Circular
Dated September 8, 2004

THE EXCHANGE OFFER AND CONSENT SOLICITATION (THE “EXCHANGE OFFER”) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 2004, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDER OF OLD NOTES MAY BE WITHDRAWN AND THE CORRESPONDING CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

September 8, 2004

To Our Clients:

      Enclosed for your consideration is an Offering Circular dated September 8, 2004 (the “Offering Circular”), the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”) and the related Form of Consent (the “Form of Consent”) relating to the:

(a)	offer to exchange an aggregate principal amount of U.S. $167,623,590 of Senior Notes due 2007 (“Old Notes”) of Maxcom Telecomunicaciones, S.A. de C.V. (the “Company” or “Maxcom”) issued under the Indenture, dated as of April 29, 2002, among Maxcom, Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom Servicios Administrativos, S.A. de C.V. and The Bank of New York, as Trustee (the “Indenture”), each U.S.$1.00 principal amount of which can be exchanged for either: (i) U.S.$1.00 principal amount of Senior Step-Up Notes due 2009 (the “New Notes”); or (ii) 0.80 of a share of Series N-1 preferred stock (the “Exchange Stock”) as set forth in the Offering Circular and the Letter of Transmittal and Consent (the “Exchange Offer and Consent Solicitation”); and

(b)	solicitation for Consent (the “Consent”) from holders of the Old Notes to amend certain provisions of the Indenture.

      The purpose of the Exchange Offer and Consent Solicitation is to: (1) improve the Company’s leverage and capital structure which the Company believes will allow it to access multiple opportunities for future growth; and (2) amend the Indenture to modify certain of its restrictive covenants.

      This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES AND THE CORRESPONDING CONSENT MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us (i) to tender on your behalf the Old Notes held by us for your account, and in such case, whether you wish us to request New Notes and/or Exchange Stock in consideration thereof and (ii) to deliver Consent with respect to all of the Old Notes held by us for your account (whether or not you decide to tender such Old Notes), pursuant to the terms and conditions set forth in the enclosed Offering Circular, the Letter of Transmittal and Consent and the Form of Consent.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes and deliver the Consent on your behalf in accordance with the provisions of the Exchange Offer and Consent Solicitation. Please note the following:

1. The Exchange Offer is for all outstanding Old Notes;

2. You will receive for each U.S.$1.00 principal amount of Old Notes that you tender either: (x) U.S.$1.00 principal amount of New Notes which mature on October 15, 2009; or (y) 0.80 of a share of Exchange Stock;

3. The Exchange Offer is subject to certain conditions set forth in the Offering Circular in the section captioned “The Exchange Offer and Consent Solicitation — Conditions”;

4. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the Letter of Transmittal and Consent;

5. The Exchange Offer expires at 5:00 p.m., New York City time, on October 6, 2004, unless extended by the Company; and

6. You may withdraw your tender of the Old Notes and revoke the Consents at any time prior to the Expiration Date.

      If you wish to have us tender your Old Notes and deliver the corresponding Consent or to only deliver the Consent, please so instruct us by completing, executing and returning to us the instruction form on the next page. THE LETTER OF TRANSMITTAL AND CONSENT AND THE FORM OF CONSENT ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES OR DELIVER THE CONSENT.

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INSTRUCTIONS

       The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation of the Company with respect to its Old Notes. Please check only one of the following boxes:

☐	THIS WILL INSTRUCT YOU TO TENDER OLD NOTES AND TO DELIVER THE UNDERSIGNED’S CONSENTS WITH RESPECT TO THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW PURSUANT TO THE TERMS OF, AND CONDITIONS SET FORTH IN, THE OFFERING CIRCULAR DATED SEPTEMBER 8, 2004.

Old Notes which are to be tendered

and for which
Consent to the Proposed Amendments is to be Given
Unless Otherwise Indicated:

Principal Amount	Old Notes to be Tendered*	Consents are to be Given*	Election of Consideration

*	Unless otherwise indicated, it will be assumed the undersigned desires to tender all Old Notes for New Notes and deliver related Consents for all Old Notes held by such person. The undersigned understands that holders who desire to tender their Old Notes pursuant to the Exchange Offer are required to consent to the Proposed Amendments. Any tender response indicated or assumed to be “yes” will be deemed to include the Consents to the Proposed Amendments notwithstanding any contrary entry in the Consents box.

☐	THIS WILL INSTRUCT YOU ONLY TO DELIVER THE UNDERSIGNED’S CONSENTS WITH RESPECT TO THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW PURSUANT TO THE TERMS OF, AND CONDITIONS SET FORTH IN, THE OFFERING CIRCULAR DATED SEPTEMBER 8, 2004.

Old Notes for which

Consent to the Proposed Amendments is to be Given
Unless Otherwise Indicated:

Principal Amount of Old Notes	Consents are to be given*

*	Unless otherwise indicated, it will be assumed the undersigned desires to deliver Consents for all Old Notes held by such person.

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PLEASE SIGN HERE

Signature(s)

Name(s) (Please Print)

Address (including Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No.

My Account Number with You

Date

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